Ex-99.2 a)

                              MANAGEMENT ASSERTION

As of and for the year ended December 31, 2000, Alliance Mortgage Company and subsidiaries has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers. As of and for this same period, Alliance Mortgage Company had in effect a fidelity bond and errors and omissions policy in the amount of $14,000,000 and $14,000,000, respectfully.


/s/ Gary A. Meeks                             /s/ Stephen B. Matheson
-----------------------                       ------------------------
Gary A. Meeks                                 Stephen B. Matheson
Chairman                                      Executive Vice President
Chief Executive Officer                       Chief Financial Officer






/s/ Michael C. Koster
------------------------
Michael C. Koster
Executive Vice President
Loan Administration



March 22, 2001


Ex-99.2 b)

As of and for the year ended December 31, 2000, Cendant Mortgage Corporation (the Company) has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's UNIFORM SINGLE ATTESTATION PROGRAM FOR MORTGAGE BANKERS. As of and for this same period, the Company had in effect a fidelity bond and errors and omissions policy in the amount of $110 million and $20 million, respectively.



Cendant Mortgage Corporation



/s/ Terence W. Edwards                        /s/ Martin Foster
-----------------------                       ------------------------
Terence W. Edwards                            Martin Foster
President and Chief Executive Officer         Vice President - Savings
                                              Management Group

Ex-99.2 c)

Exhibit 1

                 Management's Assertion Concerning Compliance
                    with USAP Minimum Servicing Standards

March 8, 2001

As of and for the year ended December 31, 2000, Chase Manhattan Mortgage Corporation ("CMMC") and Chase Mortgage Company ("CMC") and their subsidiaries (collectively, the "Group") have complied in all material respects with the minimum servicing standards (the "Standards") set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP").

As of and for this same period, the Group had in effect fidelity bond and errors and omissions policy in the amounts of $250,000,000 and $25,000,000 respectively.


/s/ Thomas Jacob
----------------------------------
Chief Executive Officer

/s/ Lucy Gambino
----------------------------------
Vice President of Risk Management

/s/ Glenn Mouridy
----------------------------------
Executive Vice President and CFO

Ex-99.2 d)


                              MANAGEMENT ASSERTION

As of and for the year ended December 31, 2001, CitiMortgage, Inc. (an indirect wholly-owned subsidiary of Citigroup) and subsidiaries (the Company) has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's UNIFORM SINGLE ATTESTATION PROGRAM FOR MORTGAGE BANKERS. As of and for this same period, the Company had in effect a fidelity bond policy of $315 million and errors and omissions policy in the amount of $125 million.

Very truly yours,


CITIMORTGAGE, INC.

By:  /s/ Dave Lowman
     ----------------------------------
     Dave Lowman, Chief Servicing and Technology Officer


By:  /s/ Paul Ince
     ----------------------------------
     Paul Ince, Chief Financial Officer


March 8, 2002

Ex-99.2 e)

March 24, 2000

Grant Thornton LLP
1000 Wilshire Boulevard, Suite 700
Los Angeles, CA 90017

Gentlemen:

As of and for the year ended February 29, 2000, Countrywide Credit Industries, Inc. and Subsidiaries (which includes its wholly-owned subsidiary, Countrywide Home Loans, Inc.) ("the Company") has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation for Mortgage Bankers. As of and for this same period, the Company had in effect a fidelity bond and errors and omissions policy in the amount of $30,000,000.


/s/ Carlos M. Garcia
----------------------------------
Carlos M. Garcia
Managing Director-Finance
Chief Financial Officer and
Chief Accounting Officer

Ex-99.2 f)

EMC
MORTGAGE
CORPORATION  (logo)

MANAGEMENT ASSERTION

January 5, 2001

As of and for the seventeen months ended November 30, 2000, EMC Mortgage

Corporation (the "Company") (a wholly owned subsidiary of The Bear Stearns Companies, Inc.), has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers.

As of November 30, 2000 and for the seventeen months then ended, the Company had in effect a fidelity bond in the amount of $200,000,000, and errors and omissions liability coverage in the amount of $5,000,000 on any one mortgage.


/s/ Ralene Ruyle
----------------------------------
Ralene Ruyle
Executive Vice President

Ex-99.2 g)

MANAGEMENT'S ASSERTION

As of and for the year ended December 31, 2000, First Union Mortgage Corporation has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers. As of and for the year ended December 31, 2000, First Union Mortgage Corporation had in effect a fidelity bond and errors and omissions policy in the amount of $200 million and $20 million, respectively.


/s/ Debra M. Warren
----------------------------------
Debra M. Warren, President/                  March 20, 2001
Chief Executive Officer                          Date

/s/ Debbie Craig
----------------------------------
Debbie Craig, Sr. Vice President/            March 20, 2001
Chief Financial Officer                            Date


/s/ Tim Schuck
----------------------------------
Tim Schuck, Vice President/                  March 20, 2001
Director of Servicing                              Date


/s/ Joseph F. DeDominicis
----------------------------------
Joseph F. DeDominicis, Vice President/ March 20, 2001
Operational and Credit Risk Manager     Date

Ex-99.2 h)

                  Management's Assertion Concerning Compliance
                      with USAP Minimum Servicing Standards

March 26, 2001


As of and for the year ended December 31, 2000, GMAC Mortgage Corporation and its subsidiaries (the "Company") have complied in all material respects with the minimum servicing standards (the "Standards") set forth in the Mortgage Bankers Association of America's UNIFORM SINGLE ATTESTATION PROGRAM FOR MORTGAGE BANKERS ("USAP").

As of and for this same period, the Company had in effect fidelity bond and errors and omissions policy in the amounts of $150,000,000 and $50,000,000, respectively.

/s/ David Applegate
----------------------------------
David Applegate
Chairman and CEO

/s/ Tony Renzi
----------------------------------
Tony Renzi
Senior Vice President of
Servicing Administration


Ex-99.2 i)

(1) See Item 15.